SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-MAINE & MARITIMES

                    GAMCO INVESTORS, INC.
                                 8/11/03            1,000            31.8500
                    GABELLI ADVISERS, INC.
                                 8/12/03              400            31.8500
                                 7/29/03              600            32.1350
                    GABELLI FUNDS, LLC.
                         GABELLI UTILITY TRUST
                                 8/12/03            1,600            31.8500
                         GABELLI UTILITY FUND
                                 8/19/03            1,300            32.3100
                                 7/22/03              700            32.5986
                                 7/21/03              200            32.5500
                                 7/18/03              100            32.5500
                                 7/17/03            1,600            32.5500
                                 7/07/03            1,100            32.6000
                                 6/23/03              800            32.8400


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.